Exhibit 5.1

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

October 21, 2025
Public Policy Holding Company, Inc.
800 North Capitol St. NW, Suite 800
Washington, D.C. 20002
Re: Public Policy Holding Company, Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Public Policy Holding Company, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (together with any amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) being offered by the Company (the “Company Shares”) and certain shareholders (the “Selling Shareholders”) of the Company (the “Selling Shareholder Shares,” and, together with the Company Shares, the “Shares”). The Company Shares include up to 615,000 shares of Common Stock which may be purchased by the Underwriters (as defined below) pursuant to the exercise of the option granted by the Company to the Underwriters. The Shares are proposed to be sold pursuant to the underwriting agreement (the “Underwriting Agreement”), substantially in the form filed as Exhibit 1.1. to the Registration Statement, to be executed by the Company, the Selling Shareholders, Oppenheimer & Co. Inc. and Canaccord Genuity LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.
In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.
Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.    The Company Shares have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.
2.    The Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.
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Fried, Frank, Harris, Shriver & Jacobson (London) LLP is a Delaware limited liability partnership, authorized and regulated by the Solicitors Regulation Authority (SRA No. 401441). A list of partners and their professional qualifications is available at the above address.

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP
October 21, 2025

The opinions expressed herein are limited to the applicable provisions of the General Corporation Law of the State of Delaware, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Fried, Frank, Harris, Shriver & Jacobson (London) LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP